UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIEWRAY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2018

To the Stockholders of ViewRay, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of ViewRay, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held on June 25, 2018, at 8:30 a.m. local time, at the Company’s offices located at 815 E. Middlefield Road, Mountain View CA 94043 for the following purposes:

1.	To elect three directors to hold office until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on April 26, 2018 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May 1, 2018 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about April 30, 2018. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our board of directors with regard to each matter; and information on how to attend the meeting and vote online.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

By Order of the Board of Directors

/s/ Chris A. Raanes
Chris A. Raanes President and Chief Executive Officer

Oakwood Village, Ohio

April 30, 2018

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

VIEWRAY, INC.

2 Thermo Fisher Way

Oakwood Village, OH 44146

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 25, 2018

The board of directors of ViewRay, Inc. is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders to be held on June 25, 2018, at 8:30 a.m. local time, at the Company’s offices located at 815 E. Middlefield Road, Mountain View CA 94043, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of April 30, 2018. As used in this Proxy Statement henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “ViewRay,” “we,” “us” and “our” refer to ViewRay, Inc., a Delaware corporation or, prior to July 23, 2015, ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated), a Delaware corporation.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 26, 2018 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Materials and on the website referred to in the Notice of Internet Availability of Materials, including an option to request paper copies on an ongoing basis. We are making this Proxy Statement available on the Internet on or about April 30, 2018 and are mailing the Notice of Internet Availability of Materials to all stockholders entitled to vote at the Annual Meeting on or about May 1, 2018. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The only voting securities of ViewRay are shares of common stock, $0.01 par value per share (the “common stock”), of which there were 75,084,219 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2017 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement. You also may obtain a copy of ViewRay’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 75,084,219 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record. As a stockholder of record, you may: vote in person at the Annual Meeting; vote by proxy on the Internet or by telephone; or vote by returning a proxy card, if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal No. 1: the election of three Class III directors to hold office until our 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

•	Proposal No. 2: the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the board of directors recommend I vote on the Proposals?

The board of directors recommends that you vote:

•	FOR each of the Class III director nominees; and

•	FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

How do I vote?

•	For Proposal 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the board of directors.

•	For Proposal 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•	To vote by telephone, call the toll-free number found on the proxy card you request and receive by mail or e-mail, or the toll free number that you can find on the website referred to on the Notice of Internet Availability of Materials.

•	To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 24, 2018. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

American Stock Transfer & Trust Company, LLC (“AST”) has been engaged as our independent agent to tabulate stockholder votes, or the Inspector of Election. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, AST will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to AST for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to AST on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card, but do not make specific choices?

If we receive a signed and dated Proxy Card that Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, and “For” the ratification of the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?

If you receive more than one Notice of Internet Availability of Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to ViewRay’s Chief Financial Officer at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2018, to ViewRay’s Secretary at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 25, 2019 and March 27, 2019; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 25, 2019, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 75,084,219 shares of common stock outstanding and entitled to vote. Accordingly, 37,542,110 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even these proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) that follows the fifth anniversary of the completion of our initial public offering in 2014, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th;and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during, the prior three-year period.

Directions to Annual Meeting

To obtain directions to our Annual Meeting, which is to be held at our office located at 815 E. Middlefield Road, Mountain View CA 94043, please visit http://www.viewray.com/contact.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The board of directors currently consists of eleven seated directors, divided into the three following classes:

•	Class III directors: David Bonita, M.D., Caley Castelein, M.D. Brian K. Roberts and Scott Huennekens, whose current terms will expire at the Annual Meeting;

•	Class I directors: Chris A. Raanes, Aditya Puri and Henry A. McKinnell, Jr., Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2019; and

•	Class II directors: James F. Dempsey, Ph.D., Mark S. Gold, M.D., Theodore T. Wang, Ph.D and Daniel Moore, whose current terms will expire at the annual meeting of stockholders to be held in 2020.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification, until the third subsequent annual meeting of stockholders.

Dr. Castelein, Mr. Roberts and Mr. Huennekens have been nominated for election at the Annual Meeting to serve as Class III directors. Each director to be elected will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders and until that director’s successor is duly elected and has been qualified, or until that director’s earlier death, resignation or removal. Dr. Bonita is expected to leave our board of directors upon the expiration of his term upon the election of the Class III directors and Dr. Gold will leave our board of directors, upon his resignation at the Annual Meeting. Effective immediately following the Annual Meeting, our board of directors will consist of nine members.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of those substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class III directors and for our other current directors, information with respect to their position/office held with the Company and their ages as of March 31, 2018:

Name	Age	Position/Office Held With the Company	Director Since
Class III Directors whose terms expire at the 2018 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Caley Castelein, M.D.(2)(3)	47	Director	2008
Brian K. Roberts(1)	47	Director	2015
Scott Huennekens	53	Director	2018
Class III Directors whose term expires at the 2018 Annual Meeting of Stockholders
David Bonita, M.D.(1)(3)	42	Director	2008
Class I Directors whose terms expire at the 2019 Annual Meeting of Stockholders
Chris A. Raanes	53	President, Chief Executive Officer and Director	2013
Aditya Puri(1)(2)	47	Director	2015
Henry A. McKinnell, Jr., Ph.D	75	Director	2016
Class II Directors whose terms expire at the 2020 Annual Meeting of Stockholders
James F. Dempsey, Ph.D.	47	Chief Scientific Officer and Director	2008
Theodore T. Wang, Ph.D.	51	Director	2017
Daniel Moore	57	Director	2018
Class II Directors who will resign at the 2018 Annual Meeting of Stockholders
Mark S. Gold, M.D.(3)	68	Director	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2021 Annual Meeting of Stockholders

Caley Castelein, M.D. has served as a member of our board of directors since January 2008. Dr. Castelein has served as a Managing Director of Kearny Venture Partners, L.P. since September 2006. Prior to that, Dr. Castelein served as a Managing Director at Thomas Weisel Partners, which was acquired by Stifel, Nicolaus & Company, Incorporated in July 2010, from March 2003 to September 2006. Dr. Castelein currently serves on the board of Aerpio Therapeutics, Inc. and several private companies. Dr. Castelein also previously served on the boards of directors of Neos Therapeutics, Inc. and several other private companies. Dr. Castelein holds an A.B. in Biological Sciences from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Castelein is qualified to serve on our board of directors based on his extensive investment experience in the healthcare industry.

Brian K. Roberts has served as a member of our board of directors since December 2015. Mr. Roberts also served as the Chief Financial Officer at Avedro, Inc., a privately held pharmaceutical and medical device company, since January 2015, and currently serves as the Chief Operating and Financial Officer since December 2015. Prior to Avedro, Mr. Roberts was the Chief Financial Officer at Insulet Corporation, also a medical device company, since March 2009. Mr. Roberts also previously served as the Chief Financial Officer at Jingle Networks from August 2007 to January 2009 and as Chief Financial Officer of Digitas from June 2001 to July 2007. Mr. Roberts has also held finance positions at Idiom Technologies, Inc., the Monitor Group and has served as an auditor with Ernst & Young LLP. Mr Roberts currently serves on the board of directors of Valeritas Holdings Inc. He holds a B.S. in Accounting and Finance from Boston College. We believe Mr. Roberts is qualified to serve on the Board because of his over 20 years of financial, operational and strategic experience in private and public companies.

Scott Huennekens has served as a member of our board of directors since February 2018. Mr. Huennekens currently serves as chairman, president and chief executive officer of Verb Surgical Inc., which he joined in August 2015. Previously, Mr. Huennekens served as a board member, president and chief executive officer of Volcano Corporation from its start-up in 2002, through its IPO in 2006, and to its eventual sale to Royal Philips in 2015. Prior to his work at the Volcano Corporation, Mr. Huennekens served as president and chief executive officer of Digirad Corporation, a diagnostic imaging solutions provider. Mr. Huennekens currently serves on the board of directors of Reva Medical Inc., and previously served on the board of directors of Endochoice Holdings, Inc. Mr. Huennekens is also a board member and past chairman of the Medical Device Manufacturer’s Association. He earned a Bachelor of Science in Business Administration from the University of Southern California and earned his Masters of Business Administration from the Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS III NOMINEE NAMED ABOVE

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

Chris A. Raanes has served as our President and Chief Executive Officer and as a member of the board of directors since February 2013. Mr. Raanes has over 18 years of experience in the private and public medical device field. As our President and Chief Executive Officer, Mr. Raanes has supported our growth and strategic initiatives, including our worldwide commercial expansion of MRIdian. Previously, Mr. Raanes was Executive Vice President from July 2011 to November 2012 and Chief Operating Officer and Senior Vice President from September 2002 to July 2011 at Accuray Incorporated, a medical device company. He also served as Vice President and General Manager, Digital Imaging at PerkinElmer Inc., a healthcare company, from December 1999 to March 2002. Mr. Raanes holds a B.S. and an M.S. in Electrical Engineering from the Massachusetts Institute of Technology. We believe Mr. Raanes is qualified to serve on our board of directors because of his extensive management experience and his expertise in radiation therapy device commercialization and operations.

Aditya Puri has served as a member of our board of directors since February 2015. Mr. Puri has served as an Investments Director at Xeraya Capital, which is responsible for life sciences investments for Khazanah Nasional Berhad, since October 2012. Previously, he was a Director in Khazanah Nasional’s Life Sciences unit since November 2011, which was responsible for Khazanah’s life sciences investments. Prior to that, Mr. Puri consulted part time in the greater Boston area for various healthcare and cleantech startups affiliated with Harvard University and Massachusetts Institute of Technology, or MIT, from 2009 to 2011. Mr. Puri also served as Managing Director of global development at Salary.com from July 2007 to April 2008. Mr. Puri was at the Yankee Group, a global technology research and consulting company, from September 2000 to March 2007, finishing his tenure as a Vice-President and member of the leadership team. Between March 1997 and April 2000, he was at Boston Scientific, a Fortune 500 medical device manufacturer. Mr. Puri previously served on the board of directors of ConforMIS, Inc., and currently serves on several boards of directors of private companies in the investment and healthcare fields. Mr. Puri has a B.S. from the University of Southern Maine and received an M.B.A. from the MIT Sloan School of Management. We believe Mr. Puri is qualified to serve on our board of directors because of his extensive experience in life sciences investment and growth.

Henry A. McKinnell, Jr., Ph.D. has served as a member of our board of directors since April 2016. Dr. McKinnell currently serves as Chairman of the Board of Moody’s Corporation since April 2012, for which he has been a director since October 1997, and Chairman of the Board of the Accordia Global Health Foundation, for which he has been a director since September 2003. Dr. McKinnell served as the Chief Executive Officer of Optimer Pharmaceuticals, Inc. from February 2013 until October 2013, as Chairman of the Board from April

2012 until October 2013 and as a director from January 2011 until October 2013. Dr. McKinnell also served on the Board of Emmaus Life Sciences, Inc. from May 2010 and served as Chairman from May 2011 until leaving the Board in September 2015. He also served as a director of Angiotech Pharmaceuticals, Inc. from May 2008 until 2011. From 1971 until his retirement in 2006, Dr. McKinnell was associated with Pfizer Inc., including serving as Pfizer’s Chief Executive Officer from January 2001 to July 2006 and Chairman of its Board from May 2001 until December 2006. Dr. McKinnell holds a Bachelor’s Degree in business from the University of British Columbia, and M.B.A. and Ph.D. degrees from the Stanford University Graduate School of Business. We believe Dr. McKinnell is qualified to serve on our board of directors because of his extensive experience in life sciences, healthcare, public and private corporations and other business organizations.

Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey has been a member of the board of directors since January 2008. Dr. Dempsey has more than 17 years of experience in the field of radiotherapy medical physics. He previously served as a faculty member in the University of Florida Department of Radiation Oncology, as Assistant Professor from July 2001 to July 2007 and Associate Professor from July 2007 to January 2008. Dr. Dempsey holds a B.S. in Radiochemistry from San Jose State University and a Ph.D. in Nuclear Chemistry from Washington University in St. Louis. We believe Dr. Dempsey is qualified to serve on our board of directors based on his in-depth knowledge of our product, business and industry, as well as his expertise in nuclear chemistry and physics and medical physics.

Theodore T. Wang, Ph.D. has served as a member of our board of directors since January 2017. Dr. Wang currently serves as the Chief Investment Officer of Puissance Capital Management, of which he was a founder, since January 2015. Prior to that, Dr. Wang was a Partner of Goldman, Sachs & Co. (“Goldman”), which he joined in 1996 and with which he served in many leadership positions, mostly recently as Co-Head of U.S. Equities Trading and Global Co-Head of One Delta Trading and a member of the Goldman Sachs Risk Committee. Prior to joining Goldman, Dr. Wang co-founded Xeotron Corp., a company specializing in DNA biochips in Texas. Dr. Wang currently serves on the boards of directors of Ekso Bionics Holdings, Inc. and Bellerophon Therapeutics, Inc. Dr. Wang holds a Ph.D. in Physics from the University of Minnesota, an M.B.A. from the University of Texas, Austin, and a B.S. from Fudan University, China. We believe Dr. Wang is qualified to serve on our board of directors because of his prior investment and leadership experience in the life science industry.

Daniel Moore has served as a member of our board of directors since February 2018. Mr. Moore has served as Chairman of LivaNova, PLC’s board of directors since 2015. Previously, Mr. Moore served as a member of the board and chief executive officer of Cyberonics, Inc. from 2007. Mr. Moore joined Cyberonics, Inc. from Boston Scientific Corporation, where he held positions in sales, marketing and senior management in the U.S. and in Europe. His last position at Boston Scientific Corporation was president, International Distributor Management. Prior to that role, he held the position of president, Inter-Continental, a business unit of Boston Scientific Corporation. Mr. Moore also serves on the board of directors of GI Dynamics Inc., and had served on the board of directors of TriVascular Technologies, Inc. Mr. Moore earned a Bachelor of Arts from Harvard University, and a Masters of Business Administration with High Honors from Boston University.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

The audit committee of our board of directors has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018 and is seeking ratification of this selection by our stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Services

The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2017 and 2016. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$662,937	$622,368
Audit-Related Fees(2)	—	—
Tax Fees(3)	5,000	—
All Other Fees(4)	—	—

Total Fees	$667,937	$622,368

(1)	Audit Fees of Deloitte & Touche LLP for 2017 and 2016 were for professional services associated with the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” No such services were incurred in 2017 or 2016.
(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning. No such services were incurred in 2016.
(4)	All Other Fees include any fees billed that are not audit, audit-related or tax fees. No such services were incurred in 2017 or 2016.

Audit Committee Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full audit committee at its next scheduled meeting. Audit committee pre-approval of non-audit services (other than review and attest services) are not required if those services fall within available exceptions established by the SEC.

The audit committee pre-approved all audit, audit-related, tax and other services provided by Deloitte & Touche LLP for 2017 and 2016 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of ViewRay, Inc. (“ViewRay”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of ViewRay’s board of directors. The audit committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of ViewRay’s investor relations website at http://investors.viewray.com/corporate-governance/highlights. Management has the primary responsibility for ViewRay’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management ViewRay’s audited financial statements as of and for the year ended December 31, 2017.

The audit committee has discussed with Deloitte & Touche LLP, ViewRay’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee discussed Deloitte & Touche LLP’s independence with their representative and has received the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB from Deloitte & Touche LLP. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of ViewRay’s financial statements.

Based on these reviews and discussions, the audit committee has recommended to ViewRay’s board of directors that its audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as ViewRay’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and is seeking ratification of this selection by the stockholders.

Audit Committee

Brian K. Roberts, Chairman

David Bonita, M.D.

Aditya Puri

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available in the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our board of directors adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors follow with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

Director Independence

As required under Nasdaq rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our board of directors has determined that all of our directors, other than Mr. Raanes and Mr. Dempsey, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Raanes and Mr. Dempsey are not considered independent because they are both employees of ViewRay. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of these committees.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing either structure would be in the best interests of our Company.

Our board of directors has appointed Daniel Moore to serve as the Chairman. Our board of directors will continue to periodically review our leadership structure and may make any changes in the future as it deems appropriate.

Role of Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Messrs. Roberts and Puri and Dr. Bonita. Mr. Roberts serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Roberts is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Under the rules of the SEC and Nasdaq, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of the audit committee meet these heightened independence standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on their evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless that authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options, restricted stock units and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The current members of our compensation committee are Dr. Castelein and Mr. Puri. Dr. Castelein serves as the chairman of the committee. Each of the members of our compensation committee is an independent, outside and non-employee director under the applicable rules and regulations of the SEC, Nasdaq and the Internal Revenue Code of 1986, as amended, relating to compensation committee independence. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights.

In 2017, the compensation committee retained Compensia, Inc., a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis and to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, the consultant addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of the consultant on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of the consultant does not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and composition and organization of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Castelein, Bonita and Gold. Dr. Castelein serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the “Corporate Governance” section of our investor relations website at http://investors.viewray.com/corporate-governance/highlights. There are no family relationships among any of our directors or executive officers.

In recommending candidates for election to the board of directors, the independent members of the nominating and corporate governance committee may consider the following criteria, among others: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; and promotion of a diversity of business or career experience relevant to the success of the Company. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any recommendation or nomination for election to the board of directors at an annual meeting, the stockholder must provide a notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of that annual meeting is made. Further updates and supplements to the stockholder’s notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include: the name and address of the proposed nominee; information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act of 1934, as amended (the “Exchange Act”); information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock; and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Chief Financial Officer, at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Mr. Huennekens and Mr. Moore were appointed to the board of directors in February 2018. In connection with the new appointments, the board of directors increased the size of the board of directors. Mr. Huennekens is standing for election as a director by stockholders for the first time. Mr. Huennekens and Mr. Moore were recommended to our board of directors by our nominating and corporate governance committee.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2017, the board of directors met 16 times, the compensation committee met 6 times, the audit committee met 4 times and the nominating and corporate governance committee met twice. Each board member attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which he served. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. Mr. Raanes and Dr. Dempsey attended our 2017 Annual Meeting.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the board of directors or any specified individual directors, they should send their correspondence to the attention of our Chief Financial Officer, at 2 Thermo Fisher Way, Oakwood Village, Ohio 44146. The Chief Financial Officer will forward the communication to the relative directors or the board as a whole.

Compensation Committee Interlocks and Insider Participation

During 2017, our compensation committee consisted of Dr. Castelein and Mr. Puri. Neither Dr. Castelein nor Mr. Puri has ever been one of our officers or employees. None of our executive officers currently serves, nor in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

ViewRay, Inc. (f/k/a Mirax Corp.)

Except as described below and except for compensation for employment or services provided in other roles, there has not been, nor is there currently proposed, any transaction to which ViewRay, Inc. is or was a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of its total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

2017 Private Placement

On January 13, 2017, we entered into a Securities Purchase Agreement pursuant to which we sold an aggregate of 10,323,101 shares of common stock which consists of 8,602,589 shares of common stock and warrants to purchase 1,720,512 shares of common stock, or the 2017 Placement Warrants, for aggregate gross proceeds of approximately $26.1 million, or the 2017 Private Placement. The purchase price was $3.00 per share of common stock, except that the purchase price paid by individuals who were directors and/or officers of the Company was $3.17, which is equal to the consolidated closing bid price on the Nasdaq Global Market on the day of pricing, January 13, 2017. The purchase price for each warrant was equal to $0.125 for each share underlying the 2016 Placement Warrants. We completed the closing of the 2017 Private Placement on January 18, 2017.

Certain of our existing institutional investors, including investors affiliated with certain of our directors, members of our board of directors and one of our executive officers purchased an aggregate of 7,957,962 of shares of our common stock in the 2017 Private Placement and warrants to purchase 1,591,588 shares of common stock, for an aggregate purchase price of $24,149,982. These purchases were made on the same terms as the shares that were sold to other investors in the Private Placement and not pursuant to any pre-existing contractual rights or obligations.

In connection with the 2017 Private Placement, the Company entered into a Stockholders’ Agreement with certain of its stockholders pursuant to which, among other things, these stockholders have agreed to vote, or take any other action for the purpose of electing directors to our board of directors, in a manner necessary to elect and maintain as a director one member designated by Puissance Cross-Border Opportunities I LP, or the Puissance Director, until (1) Puissance Cross-Border Opportunities I LP ceases to be the beneficial owner of at least 10% of the then outstanding Company voting securities, (2) a Change of Control (as defined in the Stockholders’ Agreement) or (3) January 13, 2020 (each a Resignation Event). Upon the occurrence of a Resignation Event, the Puissance Director will immediately tender his or her resignation as a director of the Company. The Puissance Director is currently Theodore T. Wang, Ph.D.

Name	Number of Shares of Common Stock	Number of Shares of Common Stock Underlying Warrants	Aggregate Purchase Price ($)
Ajay Bansal(1)	62,597	12,519	$199,997
Henry A. McKinnell, Jr., Ph.D.(2)	312,989	62,597	999,999
JMSK Ltd.(3)	46,948	9,389	149,998
Kearny Venture Partners Entrepreneurs’ Fund, L.P.(4)	6,608	1,321	19,989
Kearny Venture Partners, L.P.(5)	323,970	64,794	980,009
Mark S. Gold, M.D.(6)	31,298	6,259	99,997
OrbiMed Associates III, LP(7)	3,118	623	9,431
OrbiMed Private Investments III, LP(8)	327,459	65,491	990,563
Puissance Cross-Border Opportunities I LP(9)	6,842,975	1,368,595	20,699,999

(1)	Mr. Bansal is our Chief Financial Officer.
(2)	Dr. McKinnell is a member of our board of directors.
(3)	Steven Gold, the son of Dr. Gold, is the General Partner of JMSK, Ltd. Dr. Gold is a member of our board of directors.
(4)	Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., or KVP, and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein, Richard Spalding and James Shapiro.
(5)	Caley Castelein, M.D., a member of our board of directors, is a Managing Director of Kearny Venture Partners, L.P., or KVP, and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein, Richard Spalding and James Shapiro.
(6)	Dr. Gold is a member of our board of directors.
(7)	OrbiMed Advisors LLC, or Advisors, is the general partner of OrbiMed Associates III, LP, or Associates III. By virtue of such relationship, Advisors may be deemed to have voting and investment power over the securities held by Associates III, and, as a result, may be deemed to have beneficial ownership over such securities. David Bonita, a private equity partner of Advisors, is a member of our board of directors. Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and David Bonita disclaims beneficial ownership of the shares held by Associates III, except to the extent of its or his pecuniary interest therein, if any.
(8)	OrbiMed Capital GP III LLC, or GP III, is the general partner of OrbiMed Private Investments III, LP, OPI III. OrbiMed Advisors LLC, or Advisors, is the managing member of GP III. By virtue of such relationship, GP III and Advisors may be deemed to have voting and investment power over the securities held by OPI III and, as a result, may be deemed to beneficially own such securities. David Bonita, a private equity partner of Advisors, is a member of our board of directors. Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of GP III, Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and David Bonita disclaims beneficial ownership of the shares held by OPI III, except to the extent of its or his pecuniary interest therein, if any.
(9)	Puissance Capital Management LP, or PCM, is the investment manager of the Puissance Cross-Border Opportunities I LP. Puissance Capital Fund (GP) LLC and Puissance Capital Management (GP) LLC are the general partners of PCM. Theodore T. Wang, Ph.D., a member of our board of directors, is the managing member of the general partners and may be deemed to have voting and investment power over the shares.

2017 Direct Registered Offering

On October 23, 2017, we entered into two separate Securities Purchase Agreements, and sold an aggregate of 8,382,643 shares of our common stock for aggregate gross proceeds of approximately $50 million. The purchase price was $5.95 per share of common stock, except that the purchase price paid by KVP Capital L.P. which is affiliated with a director of the Company was $6.44 per share, which is equal to the closing price of the Company’s common stock on the Nasdaq Global Market on October 24, 2017.

Certain of our existing institutional investors, including the investors affiliated with one of our directors purchased an aggregate of 130,600 of shares of our common stock, for an aggregate purchase price of $841,064. These purchases were made on the same terms as the shares that were sold to other investors in the 2017 Direct Registered Offering and not pursuant to any pre-existing contractual rights or obligations.

Pursuant to one of the Purchase Agreements, we agreed to (a) appoint a representative of Fosun International Limited and its wholly-owned subsidiary Strong Influence Limited (together,“Fosun”) as a non-voting observer to the Board of Directors and (b) after the date, if ever, that Fosun were to beneficially own at least 15% of the Company’s then-outstanding shares of common stock, appoint a representative of Fosun as a director of the Company upon Fosun’s request. These rights expire on the first date that Fosun ceases to own at least 90% of the shares it purchased in the Offering.

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Strong Influence Limited(1)	6,566,843	$39,072,716
KVP Capital, LP(2)	130,600	841,064

(1)	Strong Influence Limited is an indirect wholly-owned subsidiary of Fosun International Limited, a Chinese company listed on the Hong Stock Exchange.
(2)	Caley Castelein, M.D., a member of our board of directors, is a Managing Director of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP. Voting and dispositive decisions with respect to shares held by KVP Capital, LP are made by Dr. Castelein.

2018 Direct Registered Offering

On February 25, 2018, we entered into a Securities Purchase Agreement, which was subsequently amended and restated the on March 5, 2018, with Fosun, pursuant to which we sold an aggregate of 4,090,000 shares of our common stock, 3,000,581 shares of newly designated Series A Convertible Preferred Stock and warrants to purchase 1,418,116 shares of our common stock, or the 2018 Offering Warrants, for aggregate gross proceeds of approximately $59.1 million. The purchase price was $8.31 per share for both Series A Convertible Preferred Stock and common stock, which is equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the day of pricing, February 23, 2018. The purchase price for each warrant was equal to $0.125 for each share underlying the 2018 Offering Warrants. We completed the closing of the 2018 Private Placement on March 5, 2018.

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have or will enter into indemnification agreements with each of our directors, officers and certain other employees at this time in the form approved by our board of directors and our stockholders. These agreements provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated)

Except as described below and except for compensation for employment or services provided in other roles, since January 1, 2017, ViewRay Technologies, Inc. (f/k/a ViewRay Incorporated) has not been, nor is there currently proposed, any transaction to which ViewRay Technologies, Inc. is or was a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of its total assets at year-end for the last two completed fiscal years, and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

License Agreement with University of Florida Research Foundation, Inc.

In December 2004, we entered into a Standard Exclusive License Agreement with Sublicensing Terms with University of Florida Research Foundation, Inc., or UFRF, under which we licensed certain patents from UFRF in exchange for royalty payments and an equity issuance, or the UFRF License Agreement. We entered into an amendment of the UFRF License Agreement in December 2007. Since December 2004 to December 2017, we have paid UFRF $1,040,968 in royalties and $63,000 in patent and legal fees pursuant to the terms of the UFRF License Agreement. In addition, in December 2004, we issued 11,312 shares of common stock to UFRF pursuant to the terms of the UFRF License Agreement, which required us to issue UFRF a certain number of shares of common stock upon execution of the UFRF License Agreement, as well as issue UFRF additional shares of common stock to maintain UFRF’s ownership of 5% of our outstanding equity until certain financing conditions were satisfied. We satisfied these financing conditions in 2013 and have no further obligations to issue UFRF shares of our common stock pursuant to the terms of the UFRF License Agreement. Prior to the consummation of the private placement on 2015, UFRF was a beneficial owner of approximately 0.10% of our capital stock on an as-converted basis. In connection with his former employment at the University of Florida and his role in the development of the licensed patents under the UFRF License Agreement, as amended, James F. Dempsey, Ph.D., our Chief Scientific Officer and a member of our board of directors, receives a percentage of the royalty payments we pay to UFRF and is entitled to a percentage of any proceeds from the sale of common stock by UFRF. Specifically, under the University of Florida’s intellectual property policy, Dr. Dempsey is entitled to (i) 40% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF of up to $500 thousand and then (ii) 25% of any royalty payments we pay to UFRF or proceeds from the sale of common stock by UFRF over $500 thousand.

Director and Executive Officer Compensation

Please see “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to 2017 Summary Compensation Table and Outstanding Equity Awards at 2017 Year End.”

Director and Officer Indemnification Agreements

We have or will enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by the Company’s related transaction policies and procedures.

DIRECTOR COMPENSATION

In connection with the Merger, in July 2015, we approved a compensation policy for our non-employee directors, or the Director Compensation Program, who became our directors as a result of the Merger. Pursuant to the Director Compensation Program, each non-employee director receives an annual retainer of $40,000. Any non-employee Chairman will receive an additional annual cash retainer in the amount of $35,000 per year, and a lead independent director, if appointed, will receive an additional annual cash retainer in the amount of $7,500 per year. Non-employee directors receive additional annual retainers of $10,000 for serving on the audit committee (or $20,000 for serving as the chair of the audit committee), $7,000 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $5,000 for serving on the nominating and corporate governance committee (or $10,000 for serving as the chair of the nominating and corporate governance committee). Under the Director Compensation Program, retainers are to be paid to our non-employee directors quarterly in arrears and are pro-rated for any partial quarter of service. However, from the Merger in July 2015 through September 2017, our non-employee directors were not paid cash retainers. Instead, in November 2017, each non-employee director was granted that number of fully vested restricted stock units having a grant date fair value equal to the amount of fees that was owed to the non-employee director based on service from the Merger in July 2015 through September 2017. The shares of our common stock underlying the restricted stock units will not be issued to the non-employee directors until the earlier of the date the non-employee director terminates service with us or a change of control of our Company (as defined in our 2015 Equity Incentive Award Plan).

Under the Director Compensation Program, upon the director’s initial appointment or election to our board of directors, each non-employee director will receive an option to purchase that number of shares of our common stock such that the award has an aggregate grant date fair value equal to $176,400 (an “Initial Option”). In addition, each non-employee director who has been serving as a director and will continue to serve as a director immediately following each annual stockholder meeting, will be automatically granted, on the date of that annual stockholder meeting, an option to purchase that number of shares of our common stock such that the award has an aggregate grant date fair value equal to $70,200 (an “Annual Option”). Unless a different vesting schedule is specified, an Initial Option will vest as to 1/36th of the shares on each monthly anniversary of the applicable grant date, subject to continued service through each applicable vesting date, and the Annual Option will vest as to 1/12th of the shares on each monthly anniversary of the applicable grant date, subject to continued service through such vesting date. In addition, pursuant to the terms of the Director Compensation Program, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control (as defined in the applicable equity plan such awards were granted under).

In connection with his initial appointment to our board of directors, in January 2017, we granted Dr. Wang an Initial Option to purchase 19,556 shares of our common stock at an exercise price equal to $5.30 per share. The option vests as to 1/12th of the shares on each monthly anniversary of January 24, 2017, subject to Dr. Wang’s continued service through each applicable vesting date

2017 Director Compensation Table

The following table sets forth information for the year ended December 31, 2017 regarding the compensation awarded to, earned by or paid to our non-employee directors.

Name of Director	Fees Earned or Paid in Cash ($)(1)	Option Awards(2)($)	Total ($)
Joshua Bilenker, M.D.	$26,578	$—	$26,578
David Bonita, M.D.	55,000	140,400	195,400
Caley Castelein, M.D.	65,000	140,400	205,400
Mark S. Gold, M.D.	45,000	140,400	185,400
Aditya Puri	57,000	140,400	197,400
Henry A. McKinnell, Jr., Ph.D.	40,000	140,400	180,400
Brian K. Roberts	60,000	140,400	200,400
Theodore T. Wang, Ph.D.(3)	37,333	129,925	167,258

(1)	Includes the following fees earned in 2017 that were satisfied through the grant of fully vested restricted stock units for which the underlying common stock will be issued upon the earlier of a change in control or the director’s termination of service.

Name of Director	2017 Fees Satisfied in Deferred Restricted Stock Units
Joshua Bilenker, M.D.	$—
David Bonita, M.D.	41,250
Caley Castelein, M.D.	48,750
Mark S. Gold, M.D.	33,750
Aditya Puri	42,750
Henry A. McKinnell, Jr., Ph.D.	30,000
Brian K. Roberts	45,000
Theodore T. Wang, Ph.D.(3)	27,333

(2)	Amounts shown represent the aggregate grant date fair value of stock options granted, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 12, 2018 for the assumptions used in calculating this amount. As of December 31, 2017, each of our non-employee directors held the following outstanding options to purchase shares of our common stock:

Name of Director	Deferred Restricted Stock Units	Shares Subject to Outstanding Options
David Bonita, M.D.	26,388	65,189
Caley Castelein, M.D.	29,729	65,189
Mark S. Gold, M.D.	20,581	85,249
Aditya Puri	26,071	65,189
Henry A. McKinnell, Jr., Ph.D.	10,573	65,189
Brian K. Roberts	20,418	65,189
Theodore T. Wang, Ph.D.	3,408	38,015

Dr. Bilenker did not hold any outstanding equity awards as of December 31, 2017 because he resigned his service with us earlier in the year.

(3)	Dr. Wang was appointed to our board of directors in January 2017.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 1, 2018.

Name	Age	Position(s)
Chris A. Raanes	53	President and Chief Executive Officer
James F. Dempsey, Ph.D.	47	Chief Scientific Officer
Ajay Bansal	56	Chief Financial Officer
Douglas H. Keare	53	Chief Operating Officer

Chris A. Raanes has served as our President and Chief Executive Officer and as a member of our board of directors since February 2013. Please see Mr. Raanes’ biography set forth above in the section entitled “Proposal 1—Election of Directors.”

James F. Dempsey, Ph.D. has served as our Chief Scientific Officer since founding ViewRay in March 2004. Dr. Dempsey has been a member of the board of directors since January 2008. Please see Dr. Dempsey’s biography set forth above in the section entitled “Proposal 1—Election of Directors.”

Ajay Bansal has served as our Chief Financial Officer since June 2016. Mr. Bansal previously served as the Chief Financial Officer of Onconova Therapeutics, Inc. (“Onconova”) from March 2013 to February 2016. He also served as a member of the board of directors of Onconova from March 2013 until immediately prior to the listing of Onconova’s common stock on the Nasdaq Global Market in July 2013. From May 2010 to March 2013, Mr. Bansal served as Chief Financial Officer of Complete Genomics Incorporated, a life sciences company. From June 2009 to January 2010, Mr. Bansal served as Chief Financial Officer of Lexicon Pharmaceuticals, Inc., a biopharmaceutical company. From March 2006 to October 2008, Mr. Bansal served as Chief Financial Officer of Tercica, Inc., a biopharmaceutical company. From February 2003 to January 2006, Mr. Bansal served as Chief Financial Officer of Nektar Therapeutics, also a biopharmaceutical company. Prior to joining Nektar Therapeutics, Mr. Bansal spent more than 15 years as a management consultant at Arthur D. Little, Inc., McKinsey & Company, Inc. and ZS Associates, Inc., in management roles at Novartis Corporation, a pharmaceuticals company, at Mehta Partners, a financial advisory firm, and at Capital One, a bank holding company. Mr. Bansal received a B.S. in Mechanical Engineering from the Indian Institute of Technology (Delhi) and an M.S. in Operations Research and an M.B.A. from Northwestern University.

Douglas H. Keare has served as our Chief Operating Officer since April 2015. Mr. Keare has over 20 years of technology and medical device executive experience. Before joining ViewRay, Mr. Keare was doing consulting work with and/or advising a number of startup companies from January 2014 to April 2015. He founded and served as CEO of RallyOn, Inc., a software company focused on corporate health and wellness, from October 2008 to December 2013. Prior to that, Mr. Keare served as Vice President of Customer and Technical Support at Accuray Inc. from December 2002 to January 2007. Mr. Keare also served as the President and Chief Operating Officer for Pricing Dynamics from July 2000 to July 2002. He held several positions at ADAC Laboratories in Customer Support, Operations and Quality from October 1992 to March 1999. As Vice President of Quality, he led ADAC’s successful effort to win the Malcolm Baldridge National Quality Award in 1996. Mr. Keare received a B.A. in Economics from Dartmouth College and an M.B.A. from Stanford University’s Graduate School of Business.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for 2017 were as follows:

•	Chris A. Raanes, President and Chief Executive Officer;

•	James F. Dempsey, Ph.D., Chief Scientific Officer; and

•	Ajay Bansal, Chief Financial Officer.

2017 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation($)	Total ($)
Chris A. Raanes,	2017	475,000	—	1,552,301	—	—	2,027,301
President & Chief Executive Officer	2016	415,000	—	—	207,500	—	622,500

James F. Dempsey, Ph.D.,	2017	320,000	—	620,939	93,101	—	1.034,040
Chief Scientific Officer	2016	260,000	—	—	91,000	—	351,000

Ajay Bansal,	2017	335,000	50,000	465,284	103,398	—	953,682
Chief Financial Officer(4)	2016	186,445	25,000	1,570,235	83,811	—	1,865,491

(1)	Constitutes a sign-on bonus paid to Mr. Bansal pursuant to his offer letter that was satisfied through the grant of fully vested restricted stock units in December 2016 having a grant date fair value equal to $25,000, and $50,000 was paid in cash in 2017. Please see the description of Mr. Bansal’s sign-on bonus in “Narrative to 2017 Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End—Offer Letter to Ajay Bansal” below.
(2)	Amounts shown represent the aggregate grant date fair value of restricted stock units and stock options granted, as calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 14 of the financial statements included in our Annual Report on Form 10-K filed March 12, 2018 for the assumptions used in calculating this amount.
(3)	Represents amount paid under our cash incentive programs which are earned by our NEOs pursuant to the achievement of certain performance objectives. For fiscal year 2016, these amounts were paid to our NEOs in early 2017. For fiscal year 2017, these amounts will be paid to our NEOs in early 2018. Please see the descriptions of the annual bonuses paid to our NEOs in “Narrative to 2017 Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End—Terms and Conditions of Annual Bonuses” below.
(4)	Mr. Bansal commenced employment with us in June 2016. Mr. Bansal’s salary and annual bonus were pro-rated for his partial year of service for 2016.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2017.

			Option Awards
	Vesting Commencement Date(1)		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name			Exercisable	Unexercisable
Chris A. Raanes	2/4/2013	(2)	954,089	30,772	0.70	2/7/2023
	5/1/2013		390,302	—	0.75	4/11/2024
	11/13/2013		148,544	—	0.75	4/11/2024
	7/23/2015		274,771	180,006	5.00	7/23/2025
	2/18/2017		104,170	395,830	5.05	2/18/2027
James F. Dempsey, Ph.D.	1/8/2008	(2)	75,243	—	0.80	6/17/2018
	1/8/2008	(3)	61,752	—	0.68	6/29/2020
	7/14/2010		197,635	—	0.68	6/29/2020
	3/1/2012		63,257	—	0.70	3/1/2022
	5/1/2013		96,149	—	0.75	4/11/2024
	11/13/2013		238,156	—	0.75	4/11/2024
	7/23/2015		164,967	108,072	5.00	7/23/2025
	2/18/2017		41,670	158,330	5.05	2/18/2027
Ajay Bansal	6/8/2016	(2)	206,225	343,745	4.60	6/14/2026
	9/13/2016	(2)	18,700	41,132	3.58	9/13/2026
	6/8/2016	(2)	38,827	64,710	4.97	1/23/2027
	2/18/2017		10,420	39,580	5.05	2/18/2027

(1)	Except as otherwise noted, these options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.
(2)	These options vest and become exercisable as to 25% of the shares on the first anniversary of the vesting commencement date and vest and become exercisable as to 1/48th of the shares on each monthly anniversary thereafter, such that all shares subject to an option will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through the applicable vesting date.
(3)	The option vests and becomes exercisable in 36 installments on each monthly anniversary of the vesting commencement date, such that all shares subject to the option will be vested on the third anniversary of the vesting commencement date, subject to Dr. Dempsey continuing to provide services to the Company through such vesting date.

Narrative to 2017 Summary Compensation Table and Outstanding Equity Awards at 2017 Year End

In connection with the Merger, Mr. Raanes and Dr. Dempsey continued to be employed with us under the terms of their employment agreement or offer letter, as applicable, with ViewRay. Mr. Bansal entered into a new offer letter with us in connection with his commencement of employment with us in June 2016.

Employment Agreement with Chris A. Raanes

In January 2013, ViewRay entered into an employment agreement with Mr. Raanes, or the Raanes Agreement, to serve as our President and Chief Executive Officer and as a member of our board of directors,

providing for base salary, target annual bonus opportunity and standard employee benefit plan participation. Mr. Raanes’ base salary is subject to annual increases in the sole discretion of the board of directors. Mr. Raanes’ base salary for 2017 was $475,000, and he had an annual bonus target of 65% of base salary that is earned based on the achievement of certain milestones. Please see the section below titled “Terms and Conditions of Annual Bonuses” for a further description of the annual bonuses awarded to Mr. Raanes. Under the Raanes Agreement, Mr. Raanes’ employment is terminable at-will. Mr. Raanes has also executed ViewRay’s standard confidential information and invention assignment agreement, which contains certain non-competition covenants.

The Raanes Agreement also provides Mr. Raanes with certain severance and change in control benefits. Mr. Raanes’ was eligible to participate in any carveout plan that ViewRay adopted, with minimum levels of compensation at various transaction price levels as set forth in the Raanes Agreement. ViewRay never adopted any such carveout plan prior to the Merger (and as a result Mr. Raanes was not eligible for any carveout payments).

In addition, pursuant to the Raanes Agreement, if Mr. Raanes’ employment were to be terminated by the Company without “cause” (as defined below) or Mr. Raanes were to resign for “good reason” (as defined below) at any time three months prior to or 18 months following a change of control, then the vesting and exercisability of Mr. Raanes’ Initial Option granted under the Raanes Agreement would accelerate in full.

Additionally, in the event that Mr. Raanes’ employment were terminated by the Company without cause or Mr. Raanes were to resign for good reason, subject to his executing and not revoking a general release of all claims, then Mr. Raanes would become entitled to receive (i) a severance payment equal to 12 months of his annual base salary, payable in substantially equal installments over the 12-month period following his termination of employment, (ii) a lump sum cash payment equal to a pro-rated portion of his annual performance bonus payable on the later of (a) the annual date bonuses are made to current employees or (b) the first installment payment for the base salary severance, (iii) payment or reimbursement by us of COBRA premiums for up to 12 months, and (iv) accelerated vesting of Mr. Raanes’ option granted under the Raanes Agreement with respect to the number of shares that would have vested had he remained employed with the Company for an additional 12 months following his termination date.

Under the Raanes Agreement, “change of control” means (i) a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole or (ii) a merger, consolidation or other similar business combination involving the Company, if, upon completion of such transaction, the beneficial owners of voting equity securities of the Company immediately prior to the transaction beneficially own less than 50% of the successor entity’s voting equity securities; provided that “change of control” will not include a transaction where the consideration received or retained by the holders of the then-outstanding capital stock of the Company does not consist primarily of (a) cash or cash equivalent consideration, (b) securities which are registered under the Securities Act or any successor statute thereto, or (c) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

Under the Raanes Agreement, “cause” means Mr. Raanes’ (i) dishonesty of a material nature; (ii) theft or embezzlement of our funds or assets; (iii) conviction of, or guilty or no contest plea to, a felony charge or misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (iv) noncompliance in any material respect with any laws or regulations, foreign or domestic; (v) violation of any express direction or any rule, regulation or policy established by the board of directors that is consistent with the terms of the Raanes Agreement; (vi) material breach of the Raanes Agreement or material breach of Mr. Raanes’ fiduciary duties to the Company; (vii) gross incompetence, gross neglect or gross misconduct in the performance of his duties; or (viii) repeated and consistent failure to perform the duties under the Raanes Agreement during normal business hours except during vacation periods or absences due to temporary illness. If the board of directors were to determine in good faith that cause exists, Mr. Raanes would be given written notice by the board of directors that provides the factual basis for the determination prior to that determination being final and

Mr. Raanes will have 10 business days to respond and to attempt to cure the condition, although no cure period need be offered if the board of directors were to reasonably determine that the conditions were not subject to cure.

Under the Raanes Agreement, “good reason” means a resignation that occurs within 30 days following Mr. Raanes’ first having knowledge of any (i) material reduction in his base salary, (ii) material breach of the Raanes Agreement by the Company, or (iii) material diminution of Mr. Raanes’ title as Chief Executive Officer or responsibility as Chief Executive Officer imposed by the board of directors (other than in response to an event constituting cause). With respect to subsection (i), any reduction consistent with general reductions in the base salaries of other executives as part of a plan to avoid insolvency or manage any financial distress or hardship of the Company would not be deemed to constitute a material reduction in his base salary; and with respect to subsection (ii), good reason would only exist where Mr. Raanes’ has provided the Company with written notice of the breach and the Company has failed to cure that breach within 10 business days of the written notice.

Offer Letter to James F. Dempsey, Ph.D.

In October 2010, ViewRay entered into an amended and restated offer letter with Dr. Dempsey that provides for employment at-will and annual base salary, annual target bonus, option awards and certain other benefits. Dr. Dempsey’s base salary for 2017 was $320,000. In addition, for 2017, Dr. Dempsey has an annual target bonus of 45% of base salary awarded based on the achievement of certain milestones. Please see the section titled “Terms and Conditions of Annual Bonuses” below for a further description of the annual bonuses awarded to Dr. Dempsey. His offer letters also contain certain non-disparagement and non-competition restrictive covenants (during Dr. Dempsey’s employment and for 12 months following termination). The offer letter also provides Dr. Dempsey with certain severance and change of control benefits.

In the event that Dr. Dempsey’s employment were terminated by the Company without cause, subject to executing and not revoking a general release of all claims, then Dr. Dempsey would be entitled to receive a severance payment equal to 12 months of his base salary plus his annual bonus for the year preceding the termination date, payable in substantially equal installments over the six-month period following his termination.

“Change of control” has the same meaning as under the Raanes Agreement. “Cause” means Dr. Dempsey’s (i) willful failure to perform his material duties, other than a failure resulting from his complete or partial incapacity due to long-term physical or mental illness or impairment, (ii) willful act that constitutes gross misconduct and that is injurious to the Company, (iii) willful breach of a provision of the offer letter, (iv) material and willful violation of a federal or state law or regulation applicable to the business of the Company, or (v) conviction or plea of guilty or no contest to a felony.

Offer Letter to Ajay Bansal

Effective as of June 2016, we entered into an offer letter with Mr. Bansal that provides for employment at-will and annual base salary, annual target bonus, option awards and certain other benefits. Mr. Bansal’s base salary for 2017 was $335,000 and his target annual bonus percentage for 2017 was 45% of base salary awarded based on the achievement of certain milestones. Please see the section titled “Terms and Conditions of Annual Bonuses” below for a further description of the annual bonuses awarded to Mr. Bansal. Mr. Bansal’s offer letter also contains a sign-on bonus equal to $75,000 in the aggregate, whereby $25,000 was paid to Mr. Bansal in each of December 2016, March 2017 and June 2017, subject to Mr. Bansal’s continued employment through the applicable payment date. For the December 2016 payment, Mr. Bansal’s sign-on bonus was settled when the Company issued to him fully vested restricted stock units with a grant date fair value equal to $25,000. For the March 2017 and June 2017 payments, Mr. Bansal’s sign-on bonus of $50,000 was paid in cash. The offer letter also includes the promise to grant an option as discussed in more details below under the section entitled “Terms and Conditions of Equity Awards,” whereby the unvested portion of the option will accelerate in full in the event he is terminated by the Company without “cause” (as defined below) or he resigns for “good reason” (as defined below) within 12 months following a “change of control” (as defined below). In addition, in the event we closed an equity financing transaction in 2016, we would grant Mr. Bansal an additional option up to an amount of our common stock equal to 1% of the number of shares of common stock issued by us in that financing transaction . His offer letter also contains certain non-disparagement and confidential information restrictive covenants.

The offer letter also provides Mr. Bansal with certain severance and change of control benefits. In the event that Mr. Bansal’s employment were terminated by the Company without cause or Mr. Bansal resigns for good reason, subject to executing and not revoking a general release of all claims, then Mr. Bansal would be entitled to receive a severance payment equal to six months of his base salary plus 50% of his annual bonus for the year preceding the termination date, payable in substantially equal installments over the six-month period following his termination. “Change of control” has the same meaning as under the Raanes Agreement. “Cause” has the same meaning as under Dr. Dempsey’s offer letter. “Good reason” means the occurrence of one or more of the following conditions, without Mr. Bansal’s consent and without remedy by the Company: (i) a material reduction in his compensation, including but not limited to his level of base salary and annual bonus opportunity, other than reductions approved by the board of directors that are applicable to all employees; (ii) a material, non-voluntary, reduction in his authority, duties or responsibilities or a material, adverse change in his reporting structure; or (iii) a reduction in the kind or level of his benefits to which he was entitled immediately prior to such reduction, other than reductions approved by the board of directors that are applicable to all employees of the Company.

Terms and Conditions of Annual Bonuses

For 2017, all of the NEOs were eligible for cash performance-based bonuses pursuant to the achievement of certain performance objectives. The performance targets are approved annually by our board of directors. When determining the 2017 performance bonus program for the NEOs, in late 2016, the board of directors set certain performance goals, using a mixture of performance objectives after receiving input from our Chief Executive Officer. These performance objectives included certain revenue, gross margin, financial and product development measures. There was no specific weighting for each performance goal when determining the overall bonus amount, and instead the board of directors evaluated the overall achievement of all performance goals based on the importance to the success of the Company. For each of these performance goals under the annual bonus program, the board of directors set general performance goals, but there was no minimum or maximum achievement for each performance target; instead, the board of directors weighed the achievement, partial achievement or non-achievement for each performance target when deciding the overall achievement level. These performance goals were not expected to be attained based on average or below-average performance. The board of directors intended for the performance targets to require significant effort on the part of the NEOs and, therefore, set these targets at levels they believed would be difficult to achieve, such that average or below-average performance would not satisfy these targets.

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate goals. For each of the NEOs, his target bonus opportunity is originally set in his employment agreement or offer letter, as applicable, with the Company as described above. The board of directors reviews these target percentages to ensure they are adequate, and, while reviewing these target percentages the board of directors does not follow a formula but rather uses the factors as general background information prior to determining the target bonus opportunity rates for the participating NEOs. The board of directors sets these rates based on each participating executive’s experience in his role with the Company and the level of responsibility held by each executive, which the board of directors believes directly correlates to his ability to influence corporate results. For 2017, the board of directors used a guideline target bonus opportunity of 65% for Mr. Raanes, 45% for Dr. Dempsey and 45% for Mr. Bansal.

Corporate goals and performance targets are reviewed and approved by the board of directors prior to any allocation of the annual bonuses. In early 2018, the board of directors reviewed our 2017 Company-wide performance with respect to determining bonuses for executive officers and determined achievement of the performance goals at 68%. Following its review and determinations, the board of directors awarded cash bonuses to the NEOs at 68% of their target bonus opportunity except for Mr. Raanes, who received stock options in lieu of a cash bonus. The cash bonus amounts for Dr. Dempsey and Mr. Bansal were $93,101 and $103,398, respectively. The NEOs’ 2017 annual bonuses are set forth in the “2017 Summary Compensation Table” above.

Terms and Conditions of Equity Awards

Mr. Raanes, Dr. Dempsey and Mr. Bansal received an option to purchase 500,000, 200,000 and 50,000 shares of our common stock, respectively, at an exercise price per share equal to $5.05. The options will vest and become exercisable in substantially equal monthly installments over the four years following the grant date, subject to the individual continuing to provide services to us through the applicable vesting date. In addition. Mr. Bansal also received an option to purchase 103,537 shares of our common stock, at an exercise price per share equal to $4.97. The options will vest and become exercisable with respect to 25% of the shares on the first anniversary of the employment commencement date and thereafter as to 1/48th of the aggregate shares in substantially equal monthly installments, subject to Mr. Bansal continuing to provide services to us through the applicable vesting date.

Terms and Conditions of 401(k) Plan

In June 2008, ViewRay adopted the 401(k) Retirement Savings Plan for employees, which we assumed in connection with the Merger. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. We did not make any matching contributions under our 401(k) plan for 2017, and we will start making matching contributions in 2018.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2017, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	8,592,747	$3.69	(3)	2,073,064	(4)
Equity Compensation Plans Not Approved by Stockholders	—	—		—

Total	8,592,747	$3.69		2,073,064

(1)	Includes the ViewRay Incorporated 2008 Stock Option and Incentive Plan, or the 2008 Plan; the ViewRay, Inc. 2015 Equity Incentive Award Plan, or the 2015 Plan; and the ViewRay, Inc. 2015 Employee Stock Purchase Plan, or the ESPP.
(2)

The 2015 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 15,000,000 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2016 and ending in 2025, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 3,500,000 shares of stock may be issued under the ESPP.
(3)	Represents the weighted average exercise price of outstanding options under the 2008 Plan and 2015 Plan.
(4)	Includes 969,783 shares that were available for future issuance as of December 31, 2017 under the 2015 Plan and 1,103,281 shares that were available for future issuance as of December 31, 2017 under the ESPP, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of December 31, 2017 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of December 31, 2017, and restricted stock units that vest within 60 days of December 31, 2017, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 67,653,974 shares of our common stock issued and outstanding on December 31, 2017. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Fosum International Limited(1)	6,677,975	—	6,677,975	9.87%
Entities affiliated with OrbiMed Private Investments III, LP(2)	9,458,567	407,535	9,866,102	14.50
Puissance Cross-Border Opportunities I LP(3)	6,842,975	1,368,595	8,211,570	11.90
Aisling Capital II, LP(4)	7,480,887	—	7,480,887	11.06
Harbour Tycoon Limited(5)	4,876,745	441,840	5,318,585	7.82
Entities affiliated with Kearny Venture Partners, L.P.(6)	3,560,137	236,825	3,796,962	5.59

Named Executive Officers and Directors
Chris A. Raanes(7)	—	1,942,430	1,942,430	2.79%
James F. Dempsey, Ph.D.(8)	182,602	958,539	1,141,141	1.66
Ajay Bansal(9)	70,104	318,531	388,635	*
David Bonita, M.D.(10)	9,458,567	466,572	9,925,139	14.66
Caley Castelein, M.D.(11)	3,690,241	295,862	3,986,103	5.89
Mark S. Gold, M.D.(12)	244,464	85,356	329,820	*
Henry A. McKinnell, Jr., Ph.D.(13)	647,717	222,052	869,769	1.28
Aditya Puri(14)	4,876,745	500,877	5,377,622	7.94
Brian K. Roberts(15)	—	59,037	59,037	*
Theodore T. Wang(16)	6,842,975	1,400,458	8,243,433	12.18
Scott Huennekens, MBA	—	—	—	*
Daniel Moore, MBA	—	—	—	*
All current directors and executive officers as a group (14 persons)(17)	26,013,415	6,607,902	32,621,317	43.93

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
(1)	Includes 6,677,975 shares of common stock. The address of Fosun International Limited is Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. The address of Strong Influence Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(2)	Includes (i) 9,369,342 shares held by OrbiMed Private Investments III, LP, or OPI III, (ii) 403,692 shares issuable upon the exercise of common stock warrants held by OPI III, (iii) 89,225 shares held by OrbiMed Associates III, LP, or OA III and (iv) 3,843 shares issuable upon the exercise of common stock warrants held by OA III. OrbiMed Capital GP III LLC, or GP III, is the general partner of OPI III. OrbiMed Advisors LLC, or Advisors, is the managing member of GP III and the general partner of OA III. By virtue of such relationships, GP III, and Advisors may be deemed to have voting and investment power over the shares held by OPI III and OA III. David Bonita, M.D., a member of our board of directors, is a Private Equity Partner of Advisors. OrbiMed Advisors exercises its investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Each of GP III, Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and David Bonita disclaims beneficial ownership of the shares held by OPI III and Associates III, except to the extent of its or his pecuniary interest therein, if any. The address of OPI III and Associates III is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(3)

Includes (i) 6,842,975 shares held by Puissance Cross-Border Opportunities I LP, or PCBO, and (ii) 1,368,595 shares issuable upon the exercise of a common stock warrant held by PCBO. Puissance Capital Management LP, or PCM, is the investment manager of PCBO. Puissance Capital Fund (GP) LLC and Puissance Capital Management (GP) LLC are the general partners of PCM. Theodore T. Wang, Ph.D., a member of our board of directors, is the managing member of general partners and may be deemed to have voting and investment power over the shares held by PCBO. The address of PCBO is 950 Third Avenue, 25th Floor, New York, NY 10022.
(4)	Aisling Capital Partners, LP, or Aisling GP, is the general partner of Aisling Capital II, LP, or Aisling. Aisling Capital Partners LLC, or Aisling Partners, is the general partner of Aisling GP. The individual managing members, or the Aisling Managers, of Aisling Partners are Dennis Purcell, Andrew Schiff, M.D. and Steve Elms. By virtue of these relationships, Aisling GP, Aisling Partners and the Aisling Managers may be deemed to have voting and investment power over the shares held by Aisling. Joshua Bilenker, M.D., formerly a member of our board of directors, is an Operating Partner of Aisling Capital, LLC, an affiliate of Aisling. Voting and dispositive decisions with respect to shares held by Aisling are not made by Dr. Bilenker; he disclaims beneficial ownership of the shares held by Aisling, except to the extent of any pecuniary interest in them, if any. The address of Aisling is c/o Aisling Capital, LLC, 888 Seventh Avenue, 30th Floor, New York, New York 10106.
(5)	Includes (i) 4,876,745 shares held by Harbour Tycoon Limited per American Transfer Agent record as of September 30, 2017, and (ii) 441,840 shares issuable upon the exercise of common stock warrants held by Harbour Tycoon Limited. Aditya Puri, a member of our board of directors, is an Investments Director at Xeraya Capital, an affiliate of Harbour Tycoon Limited. The address of Harbour Tycoon Limited is c/o 2nd Floor, The Grand Pavilion Commercial Centre, 802 West Bay Road, P.O. Box 1338, Grand Cayman KY1-1003, Cayman Islands.
(6)	Includes (i) 3,360,992 shares held by Kearny Venture Partners, L.P., or KVP, (ii) 232,092 shares issuable upon the exercise of common stock warrants held by KVP, (iii) 68,545 shares held by Kearny Venture Partners Entrepreneurs’ Fund, L.P., or KVPE, (iv) 4,733 shares issuable upon the exercise of common stock warrants held by KVPE, and (v) 130,600 shares held by KVP Capital, LP. Caley Castelein, M.D., a member of our board of directors, is a Managing Director of KVP and Kearny Venture Associates, L.L.C., or KVA. KVA is the general partner of each of KVP and KVPE. Voting and dispositive decisions with respect to shares held by KVP and KVPE are made by Dr. Castelein, Richard Spalding and James Shapiro; however, they each disclaim beneficial ownership of the shares held by KVP and KVPE, except to the extent of any pecuniary interest in them, if any. The address of KVP and KVPE is c/o Kearny Venture Partners, One Embarcadero Center, Suite 3700, San Francisco, California 94111. Ownership information for Dr. Castelein and KVP Capital, LP is based on a Form 4 filed by Dr. Castelein on April 25, 2018.
(7)	Consists of 1,942,430 shares that may be acquired pursuant to stock options within 60 days of December 31, 2017 by Mr. Raanes.
(8)	Consists of (i) 182,602 shares held and (ii) 958,539 shares that may be acquired pursuant to stock options within 60 days of December 31, 2017 by Dr. Dempsey.
(9)	Consists of (i) 70,104 shares held and (ii) 318,531 shares that may be acquired pursuant to stock options and common stock warrants within 60 days December 31, 2017 by Mr. Bansal.
(10)	Consists of (i) the shares beneficially owned by OPI III and OA III and (ii) 59,037 shares that may be acquired pursuant to stock options within 60 days of December 31, 2017 by Dr. Bonita. See footnote 2.
(11)	Consists of (i) the shares beneficially owned by KVP, KVPE and KVP Capital, LP, (ii) 130,104 shares held by Dr. Castelein and (iii) 59,037 shares that may be acquired pursuant to stock options and restricted stock units within 60 days of December 31, 2017 by Dr. Castelein. See footnote 6. Dr. Castelein disclaims beneficial ownership of the shares held by KVP and KVPE, except to the extent of any pecuniary interest therein, if any. Ownership information for Dr. Castelein and KVP Capital, LP is based on a Form 4 filed by Dr. Castelein on April 25, 2018.
(12)	Consists of (i) 143,290 shares held by Dr. Gold, (ii) 85,356 shares that may be acquired pursuant to stock options and common stock warrants within 60 days of December 31, 2017 by Dr. Gold, and (iii) 101,174 shares held by JMSK, Ltd. Steven Gold, the son of Dr. Gold, is the General Partner of JMSK, Ltd. Voting and dispositive decisions with respect to shares held by JMSK, Ltd. are not made by Dr. Gold; he disclaims beneficial ownership of the shares held by JMSK, Ltd. except to the extent of any pecuniary interest therein, if any. Ownership information for Dr. Gold and JMSK, Ltd. is based on a Form 4 filed by Dr. Gold on April 25, 2018.

(13)	Consists of (i) 647,717 shares held in the Henry A. McKinnell Master GRAT #35 and (ii) 222,052 shares that may be acquired pursuant to stock options and common stock warrants within 60 days of December 31, 2017 by Dr. McKinnell.
(14)	Consists of (i) the shares beneficially owned by Harbour Tycoon Limited and (ii) 59,037 shares that may be acquired pursuant to stock options within 60 days of December 31, 2017 by Mr. Puri. See footnote 5
(15)	Consists of 59,037 shares that may be acquired pursuant to stock options within 60 days of December 31, 2017 by Mr. Roberts.
(16)	Consists of (i) the shares beneficially owned by PCBO and (ii) 31,863 shares that may be acquired pursuant to stock options within 60 days of December 31, 2017 by Dr. Wang. See footnote 3.
(17)	Includes 32,621,317 shares beneficially owned by our executive officers and directors, which includes 24,738,424 shares beneficially owned by entities affiliated with certain of our directors and 6,607,902 shares that may be acquired pursuant to stock options, restricted stock units and common stock warrants within 60 days of December 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the reports referenced above that were furnished to the Company and written representations that no other reports were required during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to (i) one late Form 4 filed by each of Messrs. Bonita, Puri, Roberts and Wang, and Dr. McKinnell, in each case with respect to two transactions, (ii) one late Form 4 filed by Dr. Gold with respect to six transactions, (iii) two late Forms 4 filed by Dr. Castelein with respect to one and two transactions, respectively, and (iv) one late Form 3 filed by each of Messrs. Moore and Huennekens.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are ViewRay stockholders may be “householding” our proxy materials. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, ViewRay, Inc., 2 Thermo Fisher Way, Oakwood Village, Ohio 44146 or (3) contact our Investor Relations department by telephone at 1-844-MRIdian (674-3426). Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our 2017 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at http://investors.viewray.com and at the SEC’s website at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement.

Upon written request by an ViewRay stockholder, we will mail without charge a copy of our 2017 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Chief Financial Officer, 2 Thermo Fisher Way, Oakwood Village, Ohio 44146.

By Order of the Board of Directors

/s/ Chris A. Raanes
Chris A. Raanes President and Chief Executive Officer

April 30, 2018

VIEWRAY, INC.
2 THERMO FISHER WAY
OAKWOOD VILLAGE, OH 44146
Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1
1 OF 2
1 1
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NAME
THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K
CONTROL # → 0000000000000000
SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
1. To elect three directors to hold office until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified.
Nominees
01. Caley Castelein, M.D. 02. Brian K. Roberts 03. Scott Huennekens
The Board of Directors recommends you vote FOR the following proposal:
2. To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
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0000380902_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com .
VIEWRAY, INC.
Annual Meeting of Stockholders June 25, 2018 8:30 AM
This proxy is solicited by the Board of Directors
The stockholders hereby appoint Chris A. Raanes and Ajay Bansal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIEWRAY, INC. that the stockholders are entitled to vote at the Annual Meeting of stockholders to be held at 8:30 AM PT on June 25, 2018, at ViewRay’s offices, 815 E. Middlefield Road, Mountain View, CA, 94043, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
0000380902_2 R1.0.1.17